Area of Mutual Interest Agreement

Pursuant to the intent of the Vaquero Partners L.L.C. Operating Agreement and Vaquero Oil and Gas Operations contract with Vaquero Partners, L.L.C., both dated August 22, 2003 the undersigned hereby agree to the following:

      1. An Area of Mutual Interest "AMI" is hereby established between the undersigned parties;

      2. The AMI encompasses the entirety of the fee surface and minerals held by any and all members of the Welder family in the continental United States, with such holdings estimated to encompass approximately 350,000 acres;

      3. The AMI includes all lands lying within a 15 mile radius of any of the Welder properties;

      4.    The AMI shall continue for a period of five years;

      5. During the period of the AMI Agreement, the parties agree to contribute all exploration, production and land acquisition opportunities to Vaquero Partners, L.L.C. under the existing terms of the Agreement;

      6. This Agreement shall be governed under the laws of the State of Texas.

Accepted and Agreed to this seventeenth day of November, 2003 by:


/s/ Mark G. Harrington                            /s/ Rick Trapp
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Dune Energy, Inc.                                 Vaquero Oil and Gas, Inc.
Mark G. Harrington, President                     Rick Trapp, President & CEO